As filed with the Securities and Exchange Commission on January 31, 2014

Registration No. 333-06097

Registration No. 333-18741

Registration No. 333-42881

Registration No. 333-57927

Registration No. 333-63455

Registration No. 333-65677

Registration No. 333-62317

Registration No. 333-82835

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-06097

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-18741

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-42881

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-57927

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-63455

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-65677

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-62317

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-82835

UNDER

THE SECURITIES ACT OF 1933

CONSOLIDATED GRAPHICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	76-0190827
(State of Incorporation)	(IRS Employer Identification No.)

5858 Westheimer, Suite 200

Houston, Texas 77057

(713) 787-0977

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Suzanne S. Bettman

R.R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606-4301

(312) 326-8000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendment relate to the following Registration Statements on Form S-3 (the “Registration Statements”) filed by Consolidated Graphics, Inc., a Texas corporation (“Consolidated Graphics”) with the Securities and Exchange Commission:

•	Registration Statement No. 333-06097 on Form S-3 filed on June 17, 1996, registering 424,658 shares of common stock, par value $0.01 per share, of Consolidated Graphics (“Shares”);

•	Registration Statement No. 333-18741 on Form S-3 filed on December 24, 1996, registering 176,280 Shares;

•	Registration Statement No. 333-42881 on Form S-3 filed on December 22, 1997, registering 149,776 Shares;

•	Registration Statement No. 333-57927 on Form S-3 filed on June 26, 1998, as amended by Amendment No. 1 filed on July 1, 1998, registering 442,806 Shares;

•	Registration Statement No. 333-63455 on Form S-3 filed on September 15, 1998, registering 364,543 Shares;

•	Registration Statement No. 333-65677 on Form S-3 filed on October 14, 1998, as amended by Amendment No. 1 (No. 333-62317) on Form S-3 filed on December 3, 1998 and Amendment No. 2 filed on December 17, 1998, registering 651,193 Shares;

•	Registration Statement No. 333-82835 on Form S-3 filed on July 14, 1999, registering 100,994 Shares.

Consolidated Graphics entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 23, 2013, by and among Consolidated Graphics, R.R. Donnelley & Sons Company, a Delaware corporation (“R.R. Donnelley”), and Hunter Merger Sub, Inc. a Delaware corporation and a wholly owned subsidiary of R.R. Donnelley (“Merger Sub”), pursuant to which Merger Sub merged with and into Consolidated Graphics (the “Merger”), with Consolidated Graphics surviving the Merger as a wholly owned subsidiary of R.R. Donnelley upon the terms and subject to the conditions set forth in the Merger Agreement.

The Merger became effective on January 31, 2014.

In connection with the Merger, the offerings pursuant to the Registration Statements have been terminated. Consolidated Graphics hereby removes from registration the securities registered under the Registration Statements that remain unsold under the above listed Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 31, 2014.

CONSOLIDATED GRAPHICS, INC.

By:	/s/ Suzanne S. Bettman
Name: Suzanne S. Bettman
Title: Executive Vice-President, Secretary and Chief Compliance Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements described above have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas J. Quinlan, III	President and Chief Executive Officer (Principal Executive Officer)	January 31, 2014
Thomas J. Quinlan, III

/s/ Daniel N. Leib	Chief Financial Officer (Principal Financial Officer)	January 31, 2014
Daniel N. Leib

/s/ Andrew B. Coxhead	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 31, 2014
Andrew B. Coxhead

/s/ Janet M. Halpin	Director	January 31, 2014
Janet M. Halpin

/s/ Christine M. Maki	Director	January 31, 2014
Christine M. Maki